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Exhibit 10.1

SEVENTEENTH AMENDING AGREEMENT

        THIS AGREEMENT is made as of September 15th, 2008,

B E T W E E N:

MAGNA ENTERTAINMENT CORP.
as Borrower (the "Borrower")

 – and –

THE GUARANTORS SET FORTH
ON THE SIGNATURE PAGES HEREOF
as Guarantors (collectively, the "Guarantors")

 – and –

BANK OF MONTREAL, ACTING THROUGH ITS
CHICAGO LENDING OFFICE
as Lender (the "Lender")

 – and –

BANK OF MONTREAL, ACTING THROUGH ITS
CHICAGO LENDING OFFICE
as Agent (the "Agent")

RECITALS:

A.
The Lender has made a certain credit facility available to the Borrower in accordance with the terms and conditions set out in an amended and restated credit agreement (the "Loan Agreement") dated as of July 22, 2005, between the Borrower, the Guarantors, the Lender, the Agent and BMO Nesbitt Burns Inc., a Division of Bank of Montreal, as arranger, and as amended from time to time.

B.
The Borrower, the Lender and the Agent have agreed to further amend the Loan Agreement by extending the Termination Date.

C.
The Guarantors have agreed to confirm the guarantees and security granted by them in connection with the Loan Agreement.

D.
Article 7 of the Loan Agreement sets out certain affirmative and negative obligations which the Borrower has covenanted to be bound by and has agreed to follow unless the Agent, on behalf of the Lender, waives in writing.

        NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.     Interpretation

        Capitalized terms not defined in this Seventeenth Amending Agreement have the meaning given to such terms in the Loan Agreement.

2.     Loan Agreement Amendments

  The parties hereto agree to amend the Loan Agreement by deleting the definition of "Termination Date" in section 1.1.120 and replacing it with the following new definition of Termination Date:

  "Termination Date means October 15th, 2008, or such earlier date as the entire balance of the Loans under the Credit Facility may become due hereunder, whether by acceleration or otherwise; or, in each case, such later date to which the Credit Facility has been extended pursuant to section 2.5. For greater certainty, the Lender and the Borrower agree that if the maturity date under the Bridge Loan Agreement is amended such that it occurs prior to October 15th, 2008 for any reason (other than an Event of Default thereunder), the Termination Date hereunder will be deemed to be such date that is 14 days prior to such amended maturity date under the Bridge Loan Agreement."

3.     Conditions Precedent to Loan Agreement Amendments

        The obligation of the Lender to agree to the amendment herein, and to make available any further advances, is subject to fulfillment of the following conditions precedent on the date hereof:

  (a)
  the maturity date under the Bridge Loan Agreement shall be amended such that it occurs on or later than October 30th, 2008;

  (b)
  the representations and warranties of the Borrower set out in section 6.1 of the Loan Agreement are true and correct on the date hereof provided if any such representation and warranty is specifically given as of any particular date or particular period of time, then such representation and warranty shall continue to be given as at such date or such period of time;

  (c)
  no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the amendment herein;

  (d)
  no Material Adverse Change since March 31st, 2008 shall have occurred;

  (e)
  payment in full of all reasonable invoiced fees, including for greater certainty, an upfront fee of US$400,000 and all reimbursable out-of-pocket expenses payable by the Borrower on or prior to the date hereof including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders; and

  (f)
  such other documentation or information as the Lender shall have reasonably requested.

4.     Loan Agreement

        Save as expressly amended by this Seventeenth Amending Agreement, all other terms and conditions of the Loan Agreement and each of the Loan Documents remain in full force and effect, unamended, and this Seventeenth Amending Agreement constitutes a Loan Document for the purposes of the Loan Agreement.

5.     Confirmation of Guarantee and Security

        Each of the Guarantors acknowledges and confirms that (i) the guarantee granted by it pursuant to Article 10 of the Loan Agreement constitutes a continuing guarantee of, among other things, all present and future obligations of the Borrower to the Lender under the Loan Agreement and shall remain in full force and effect; and (ii) each of the other Loan Documents executed by it shall remain in full force and effect. In addition, (i) MEC Land Holdings (California) Inc. acknowledges and confirms that the Golden Gate Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect, and (ii) The Santa Anita Companies, Inc. acknowledges and confirms that the Santa Anita Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect.

6.     Counterparts

        This Seventeenth Amending Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF this Seventeenth Amending Agreement has been executed by the parties hereto as of the date first written above.

[signature page to follow]

MAGNA ENTERTAINMENT CORP., as Borrower

By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer

By:	Name: William G. Ford Title: Secretary
PACIFIC RACING ASSOCIATION, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer

By:	Name: William G. Ford Title: Secretary

MEC LAND HOLDINGS (CALIFORNIA) INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer

By:	Name: William G. Ford Title: Secretary

THE SANTA ANITA COMPANIES, INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer

By:	Name: William G. Ford Title: Secretary

LOS ANGELES TURF CLUB, INCORPORATED, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Blake S. Tohana Title: Executive Vice-President and Chief Financial Officer

By:	Name: William G. Ford Title: Secretary

BANK OF MONTREAL, acting through its Chicago lending office, as Lender

By:

BANK OF MONTREAL, acting through its Chicago lending office, as Agent

By:	Name: Title:

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  Exhibit 10.1
SEVENTEENTH AMENDING AGREEMENT